UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2022

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stuart Wilcox as Chief Operating Officer

On July 14, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Agrify Corporation (the “Company”) appointed Stuart Wilcox as Chief Operating Officer, effective as of the Effective Date.

Mr. Wilcox, age 61, served as a member of the Board from February 2021 until the Effective Date, when he resigned in connection with his appointment as Chief Operating Officer. Since September 2020, Mr. Wilcox has served as Chairman of the Board of Ora Pharm (“Ora”), an international cannabis company based in New Zealand. He is also a member of the Advisory Board for Revelation Microelectronics, an Atlanta-based horticulture lighting and controls company, and a Managing Partner of NuRevelation, a North Carolina-based biotech company. From August 2017 to August 2020, Mr. Wilcox was the Chief Operating Officer of Curaleaf Holdings, Inc. (CSE: CURA) (OTCQX: CURLF), during which time the company grew into one of the industry’s largest cannabis companies. From September 2015 to October 2017, Mr. Wilcox was the Chief Operating Officer at Hostess Brands, Inc. (Nasdaq:TWNK). Mr. Wilcox has been a strong advocate for cannabis legislation to require product safety certifications for cannabis operators, standardized product testing, and standard operating procedures. He received an undergraduate degree in Engineering from the University of Toledo (Ohio) and a graduate degree from Central Michigan University.

Pursuant to the terms of an employment agreement dated as of July 14, 2022, by and between the Company and Mr. Wilcox (the “Employment Agreement”), Mr. Wilcox will receive an annual base salary of $300,000 and be eligible to participate in all employee benefit programs sponsored by the Company. Mr. Wilcox will also be eligible to receive a discretionary performance-based bonus of up to $300,000 with respect to each fiscal year of the Company, based on the mutually agreed upon goals that will be set by the Company’s Chief Executive Officer and the compensation committee of the Board, and will be issued 200,000 restricted stock units that will vest in three equal installments on the one-year, two-year and three-year anniversaries of grant. If Mr. Wilcox’s employment with the Company is terminated for any reason, he will be entitled to (i) his annual base salary through the termination date, (ii) any accrued unused paid time off, (iii) any vested benefit due and owing under any employee benefit plan and (iv) any unreimbursed business expenses. If Mr. Wilcox’s employment is terminated by the Company without Cause or by Mr. Wilcox for Good Reason (as such terms are defined in the Employment Agreement), he will also be entitled to receive (i) 100% of his annual base salary and his projected bonus for such fiscal year, (ii) only in the instance of termination without Cause or for Good Reason that occurs within 30 days prior to, or within six months following, a change in control of the Company, immediate vesting of all his issued but unvested options or restricted stock units and (iii) continued participation in the Company’s group health insurance benefits through August 31, 2025.

There is no arrangement or understanding between Mr. Wilcox and any other person pursuant to which Mr. Wilcox was appointed as Chief Operating Officer of the Company. In June 2022, the Company entered into an agreement with Ora pursuant to which Ora will purchase approximately $1.6 million in equipment from the Company, and Ora may purchase software services from the Company in the future. Mr. Wilcox is the Chairman of Ora. Except as disclosed above, Mr. Wilcox has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships among any of our directors or executive officers and Mr. Wilcox.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Employment Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Appointment of Director

Also on the Effective Date, the Board appointed Max Holtzman as a member of the Board. Mr. Holtzman will serve until the Company’s 2023 Annual Meeting of Stockholders and until his successor is elected and qualified or his earlier resignation or removal. Mr. Holtzman was also appointed as the chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee and the Mergers & Acquisitions Committee.

The Board has determined that Mr. Holtzman is independent under the rules of The Nasdaq Capital Market. As a non-employee director of the Company, Mr. Holtzman will receive compensation in the same manner as the Company’s other non-employee directors, as described in the section entitled “Compensation of Outside Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022. The Board voted to grant each independent member of the Board, including Mr. Holtzman, 53,459 restricted stock units, which will vest on the one-year anniversary of the grant date, subject to each grantee’s continued service.

Mr. Holtzman, age 53, has served as Operations Director at Ocean 14 Capital, a private equity impact fund focused on the Blue Economy, since December 2021. Mr. Holtzman has also served as Investments Principal at Pontos Aqua, LLC, which provides strategic advisory services in the global seafood and aquaculture space, since June 2017. Mr. Holtzman is a founding officer of Stronger America through Seafood, which strives to increase the production of healthy, sustainable, and affordable seafood in the United States. Mr. Holtzman previously served as the Vice Chairman of Capitol Peak Asset Management, which focused on infrastructure projects and companies in Rural America. Prior to Capitol Peak, Mr. Holtzman was appointed by President Obama as the Senior Advisor to the United States Secretary of Agriculture. From 2009 to 2014, Mr. Holtzman advised the Secretary on the development of new public-private partnerships, aquaculture, trade, biotechnology, and international food security. He also served as Acting Deputy Under Secretary for Farm and Foreign Agriculture Services and as Acting Deputy Under Secretary of Marketing and Regulatory Programs. In these roles, Mr. Holtzman represented the United States in its negotiations with the Peoples Republic of China as a four-time Delegate on the Joint Committee on Commerce and Trade, and he was regularly involved with a multitude of international trade issues, trade missions, and trade negotiations. He also served as the United States Chairman of the North American Biotechnology Initiative, which includes the United States, Canada, and Mexico.

Prior to this appointment, Mr. Holtzman, an attorney for over 25 years, provided strategic consulting to multi-national companies related to transportation infrastructure, project finance, public-private partnerships, health care, and government procurement. He also served as a City Attorney and Special Counsel to several municipalities. Mr. Holtzman has served as a Board Member of The Arcadia Center for Sustainable Food and Agriculture since September 2016, the Founding Chairman of Adopt-A-Classroom, and he has sat on the Global Advisory Council of Secure System since January 2018. Mr. Holtzman received his undergraduate degree in Agricultural Economics from the University of Florida’s Institute of Food and Agricultural Sciences and his law degree from the University of Miami.

There are no arrangements or understandings between Mr. Holtzman and any other person pursuant to which Mr. Holtzman was appointed as a director of the Company, and there is no family relationship between Mr. Holtzman and any executive officer or director of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Holtzman was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Resignation of Officer and Director

On July 8, 2022, the Company entered into a Separation Agreement with Thomas Massie, the Company’s former President and Chief Operating Officer. Pursuant to the Separation Agreement, Mr. Massie resigned from his executive management positions and from the Company’s board of directors effective as of July 8, 2022. Mr. Massie’s resignation did not result from any disagreement regarding the Company’s operations, policies or practices.

The Separation Agreement provides that, among other things, if Mr. Massie does not revoke his acceptance of the Separation Agreement within the applicable revocation period, (a) Mr. Massie will receive an aggregate of $1,000,000 in severance payments, payable in monthly installments of $83,333.33 from July 2022 through December 2022 and one installment of $500,000 in January 2023, (b) continuation of health insurance benefits through June 30, 2023, subject to certain conditions, (c) all of Mr. Massie’s outstanding stock options and restricted stock units will become fully vested, and (d) the exercise period for Mr. Massie’s outstanding stock options will be extended through December 31, 2023. The Separation Agreement also contains a mutual general release in favor of the Company and Mr. Massie.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2022, the Company filed Articles of Amendment (the “Charter Amendment”) to its Articles of Incorporation with the Secretary of State for the State of Nevada. The Charter Amendment increased the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000, and correspondingly increased the total authorized shares of stock from 53,000,000 to 103,000,000. The Charter Amendment was approved by the Company’s stockholders at the 2022 Annual Meeting of Stockholders on June 8, 2022, and became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

On July 14, 2022, the Company issued a press release announcing the board and leadership changes disclosed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

3.1	Articles of Amendment to the Articles of Incorporation of the Company, filed July 11, 2022
10.1*	Employment Agreement, dated as of July 14, 2022, between the Company and Stuart Wilcox.
10.2*	Separation Agreement, dated as of July 8, 2022, between the Company and Thomas Massie.
99.1	Press Release of the Company, dated as of July 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: July 14, 2022	By:	/s/ Timothy R. Oakes
Timothy R. Oakes
Chief Financial Officer

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